UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 31, 2018

Commission file number 000-23446

SUGARMADE, INC.
(Exact name of registrant as specified in its charter)

Delaware	94-3008888
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

750 Royal Oaks Dr., Suite 108 Monrovia, CA	91016
(Address of principal executive offices)	(Zip Code)

(888) 982-1628
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure

Sugarmade Inc., a Delaware corporation (the “Company”) makes the following disclosures pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934, generally referred to as Regulation FD Disclosure. The Company has received several questions from its investors about various corporate activities. Management of the Company wishes to ensure all investors have access to the same set of information and is thus putting forth this FD Disclosure.

As of August 28, 2018, management of the Company entered into discussions with several retail and online suppliers of hydroponic supplies to the agricultural cultivation industry. These discussions center on possible acquisition of these entities by the Company for a combination of common shares and cash. While management is hopeful these negotiations will result in an agreement, at this time, no agreements have been made, but discussions with the owners of these target companies continue. The Company plans to inform all investors via an additional filing if there are developments in these negotiations.

On August 21, 2018, the Company filed Schedule 14-A with the Commission calling for a special shareholder meeting at 750 Royal Oaks Drive, suite 108, Monrovia, CA 91016, on October 10, 2018 at 8:00 a.m., Pacific Time. The purpose of the meeting is to: 1. To approve an amendment to the Articles of Incorporation to increase our authorized capital 300,000,000 common shares to 2,000,000,000 common shares 2.To approve the adjournment of the Special Meeting, if necessary or appropriate, to solicit additional proxies; an 3.To transact such other business as may properly come before the meeting, or any postponement or adjournment thereof. Management of the Company believes this shareholder vote is important as a vote in favor of the increase will allow the Company to facilitate the transactions outlined above.

On August 21, 2018 the Company announced the Company is committing up to $1,000,000 in capital over the next twelve-months to invest in Hempistry, Inc. a privately held Nevada corporation, which has begun planting an ultra-high cannabidiol (CBD) industrial hemp strain in the U.S. State of Kentucky. Additionally, Sugarmade expects to sign an agreement with Hempistry for hemp cultivation supplies. We continue to negotiate the supply agreement mentioned in the August 21, 2018 press release, but at this time, the Company has no new information regarding competition of such negotiations. Management plans to inform investors should there be new development regarding any such agreement.

FORWARD-LOOKING STATEMENTS: The below information contains "forward-looking statements" within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements also may be included in other publicly available documents issued by the Company and in oral statements made by our officers and representatives from time to time. These forward-looking statements are intended to provide management's current expectations or plans for our future operating and financial performance, based on assumptions currently believed to be valid. They can be identified by the use of words such as "anticipate," "intend," "plan," "goal," "seek," "believe," "project," "estimate," "expect," "strategy," "future," "likely," "may," "should," "would," "could," "will" and other words of similar meaning in connection with a discussion of future operating or financial performance. Examples of forward looking statements include, among others, statements relating to future sales, earnings, cash flows, results of operations, uses of cash and other measures of financial performance.

Because forward-looking statements relate to the future, they are subject to inherent risks, uncertainties and other factors that may cause the Company's actual results and financial condition to differ materially from those expressed or implied in the forward-looking statements. Such risks, uncertainties and other factors include, among others such as, but not limited to economic conditions, changes in the laws or regulations, demand for products and services of the company, the effects of competition and other factors that could cause actual results to differ materially from those projected or represented in the forward looking statements.

Any forward-looking information provided in this release should be considered with these factors in mind. We assume no obligation to update any forward-looking statements contain below.

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUGARMADE, INC.

Date: August 31, 2018	By:	/s/ Jimmy Chan
Name: Jimmy Chan
Title: Chief Executive Officer

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